UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 6, 2007

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Identification Number)

One Amgen Center Drive
Thousand Oaks, CA	91377-1799
(Address of principal executive offices)	(Zip code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR2 40.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2007, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Amgen Inc. (“Amgen” or the “Company”) approved the awards to certain executives under the Amgen Inc. Executive Incentive Plan (the “EIP”) and established the performance goal and target awards for 2007 under the EIP for certain executives.

The Company has established the EIP cash bonus plan and the Company intends that EIP awards will satisfy any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Payouts under the EIP are subject to maximum limits established by the Compensation Committee for the named executive officers annually in March based upon Company performance against a targeted financial objective. The EIP permits the Compensation Committee to use its discretion, which is referred to as “negative”, because the Compensation Committee may decide to award a participant less than the targeted award, but not more. Since the EIP’s inception, in the exercise of its discretion under the plan, the Compensation Committee has followed a practice of determining actual award amounts based initially on attainment of the same performance measures and award targets applicable to participants in the Company’s Global Management Incentive Plan (“GMIP”) which is offered to selected executives other than the named executive officers. These performance measures are determined by the Compensation Committee annually.

On March 6, 2007, the Compensation Committee (i) certified the attainment of the performance goal and approved awards based on 2006 performance of the Company for each of the named executive officers, (ii) exercised its negative discretion and authorized the payout of such EIP awards in March 2007, which amount in each case was less than the participant’s targeted award and (iii) established the performance goal and target awards for 2007 for each of the named executive officers. The amounts authorized for payment for each named executive officer are:

2006 Approved Awards

Name	Award ($)
Kevin Sharer	4,525,000
Dennis Fenton	1,295,000
George Morrow	1,520,000
Richard Nanula	1,240,000
Roger Perlmutter	1,445,000

Specific performance areas that the Compensation Committee evaluated in exercising its negative discretion included the individual performance of each named executive officer and Company performance with respect to the Company’s 2006 GMIP measures which include: revenue growth and earnings per share growth; delivering the best pipeline; preparing to compete with follow-on biologics; improving operational risk management; and developing our staff.

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2007 Target Awards

Participant	Target Award as a Percentage of Adjusted Net Income
Kevin Sharer	0.125% (one-hundred twenty-five thousandths of one percent) of Adjusted Net Income

Dennis Fenton	0.075% (seventy-five thousandths of one percent) of Adjusted Net Income

George Morrow	0.075% (seventy-five thousandths of one percent) of Adjusted Net Income

Richard Nanula	0.075% (seventy-five thousandths of one percent) of Adjusted Net Income

Roger Perlmutter	0.075% (seventy-five thousandths of one percent) of Adjusted Net Income

The performance goal for the 2007 performance period is the Company’s production of “Adjusted Net Income”. For 2007, the Compensation Committee approved the following definition of Adjusted Net Income: net income for such performance period computed in accordance with accounting principles generally accepted in the U.S., which may be adjusted by the Compensation Committee, as specified in writing, for each performance period, at the time the goal is established for the performance period, for the following:

(1)	any item of significant gain or loss for the performance period determined to be related to a change in accounting principle as reflected in Amgen’s audited consolidated financial statements;

(2)	amortization expenses associated with acquired intangible assets;

(3)	expenses associated with acquired in-process research and development; and

(4)	retention and severance expense associated with acquisitions.

The 2007 targeted awards approved by the Compensation Committee, and from which the Compensation Committee may exercise negative discretion, are lower than the maximum individual awards allowed as set forth in the EIP and the maximum aggregate awards payable to all EIP participants is less than the 2.0% (two percent) of Adjusted Net Income maximum allowed as set forth in the EIP. At the time the Compensation Committee determines the actual amounts under the EIP for the 2007 performance period, the Compensation Committee may take into consideration the achievement of financial, strategic or individual goals in addition to the production of “Adjusted Net Income”.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: March 12, 2007	By:	/s/ Brian McNamee
	Name:	Brian McNamee
	Title:	Senior Vice President, Human Resources

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